SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

Charter Communications, Inc. ("Charter") today announced the proposed settlement of a consolidated class action lawsuit and related shareholder derivative actions pending against it in state and federal courts. Charter will bring to a close the three major legal matters facing it since 2002 dealing with Charter's prior business practices. A copy of the press release detailing the proposed settlement is being filed with this report as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	Press release dated August 5, 2004. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: August 5, 2004

By: /s/ Curtis S. Shaw
Name: Curtis S. Shaw
Title: Executive Vice President, General
Counsel and Secretary